EXHIBIT C

                              LETTER OF TRANSMITTAL

                                    Regarding

                          MULTI-STRATEGY SERIES M UNITS

                                       or

                          MULTI-STRATEGY SERIES G UNITS

                                       of

                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

        Tendered Pursuant to the Offer to Purchase Dated January 7, 2004

                       THIS LETTER OF TRANSMITTAL MUST BE
               RECEIVED BY PFPC, INC. BY FRIDAY, FEBRUARY 6, 2004.


                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
                  MIDNIGHT, NEW YORK TIME, ON MONDAY, MARCH 1, 2004, UNLESS THE OFFER IS EXTENDED.


          Complete this Letter of Transmittal and Return or Deliver to:

                                   PFPC, Inc.
                                  P.O. Box 219
                               Claymont, DE 19703


                        Attn: Tender Offer Administrator


                           For additional information:

                              Phone: (800) 305-0816

                               Fax: (302) 791-4018
                                 (302) 791-3045


    You may also direct questions to your Smith Barney financial consultant. (Smith Barney is a division and service mark of Citigroup Global Markets, Inc.)

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

         The undersigned hereby tenders to Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Company"), the units of limited liability company interests in the Company ("Units") (such Units designated as either "Multi-Strategy Series M" Units or "Multi-Strategy Series G" Units) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated January 7, 2004 ("Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

         The undersigned hereby sells to the Company the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Company will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

         The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to purchase the Units tendered hereby.

         A promissory note for the purchase price will be held in the undersigned's account with Smith Barney designated for this purpose. Subsequently, any cash payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer to the same account. The undersigned understands that the purchase price will be based on the unaudited Series net asset value per Unit as of March 31, 2004 or, if the Offer is extended as to a Series, such later date as described in Section 3 of the Offer to Purchase. The undersigned further understands that in the unlikely event any payment for the Units tendered hereby is in the form of marketable securities, such payment will be made by means of a special arrangement between the undersigned and the Company, separate from this Letter of Transmittal and the Offer.

         All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in
Section 6 of the Offer to Purchase, this tender is irrevocable.

         PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO: PFPC, INC., P.O. BOX 219, CLAYMONT, DELAWARE 19703, ATTN: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (800) 305-0816 FAX: (302) 791-4018 OR (302) 791-3045.




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

PART 1.  NAME AND ADDRESS (PLEASE COMPLETE; JOINT OWNERS SHOULD COMPLETE FOR
         EACH):

         Name of Member:
                            ---------------------------------------------------
         Social Security No.
         or Taxpayer
         Identification No.:
                            ---------------------
         Telephone Number:
                            ---------------------

         Name of Joint Member:
                              -------------------------------------------------
         Social Security No.
         or Taxpayer
         Identification No.:
                            ---------------------
         Telephone Number:
                            ---------------------

PART 2.  UNITS BEING TENDERED (PLEASE SPECIFY
         SERIES AND DOLLAR AMOUNT):


Such tender is with respect to (specify one):

         [ ]    Multi-Strategy Series M Units.

         [ ]    Multi-Strategy Series G Units.


Such tender is with respect to (specify one):

         [ ] All of the undersigned's Units of the specified Series.

         [ ] A portion of the undersigned's Units of the specified Series expressed as a specific dollar amount.

                $
                 ----------

          A minimum Series account balance of $25,000 (or any lower amount equal to a Member's initial Series subscription amount net of placement fees) must be maintained after taking into account this tender (the "Required Minimum Balance"). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's Series capital account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.



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


Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC


PART 3.   PAYMENT.

          CASH PAYMENT

          Cash payments will be wire transferred to the Smith Barney account from which the undersigned's most recent subscription funds as to the specified Series were debited. Please confirm that account number:

                       -----------------------------------
                       | | | |-| | | | | |-| |-| |-| | | |
                       -----------------------------------
                           Smith Barney Account Number

          PROMISSORY NOTE

          The promissory note will be held in the undersigned's Smith Barney account referenced above. A copy may be requested by calling (800) 305-0816 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company.


PART 4. SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.



---------------------------------------     ------------------------------------
Signature                                   Signature
(SIGNATURE SHOULD APPEAR                    (SIGNATURE SHOULD APPEAR
EXACTLY AS ON YOUR                          EXACTLY AS ON YOUR
SUBSCRIPTION AGREEMENT)                     SUBSCRIPTION AGREEMENT)


---------------------------------------     ------------------------------------
Print Name of Member                        Print Name of Member


---------------------------------------     ------------------------------------
Title (if applicable)                       Title (if applicable)

Date:                                       Date:
     --------------------                        --------------------



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